HIO SECRETARY OF STATE
ROCESSING STATEMENT
5/03/93

CHARTER NUMBER: 600259
ROLL AND FRAME: H536-1235

H0536-1235

CORPORATION:	DOCUMENT NUMBER	CODE	FEE
RURBAN FINANCIAL CORP.	930427[illegible]	AMD	$785.00
		INC	NO FEE

004410

RETURN TO: VORYS,SATER,SEYMOUR & PEASE
ATTN E T FARRAR
52 E GAY ST
COLUMBUS OH 43215

0061

H0586-1236

The State of Ohio

Bob Taft

Secretary of State

609258

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD INC

of:

RURBAN FINANCIAL CORP.

United States of America
State of Ohio
Office of the Secretary of State

Recorded on Roll H586 at Frame 1237 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State at Columbus, Ohio, this 27TH day of APRIL A.D. 19 93 .

THE SEAL OF THE SECRETARY OF STATE OF OHIO
WITH GOD ALL THINGS ARE POSSIBLE

Bob Taft

Bob Taft
Secretary of State

HC586-1237

CERTIFICATE
OF
AMENDMENT TO THE AMENDED ARTICLES
OF
RURBAN FINANCIAL CORP.

The undersigned hereby certify that they are the duly elected, qualified and acting President and Secretary, respectively, of Rurban Financial Corp., an Ohio corporation (the "Company"); that the Annual Meeting of the Shareholders (the "Annual Meeting") of the Company was duly called and held on April 26, 1993, at which Annual Meeting a quorum of shareholders of the Company was at all times present in person or by proxy; that at least two-thirds (2/3) of the whole authorized number of directors of the Company recommended to the shareholders the approval of an amendment to Article FOURTH of the Company's Amended Articles in order to increase the authorized number of shares of the Company to 5,000,000 shares, all of which will be common shares, without par value; and that the resolution attached hereto as Annex 1 and incorporated herein by this reference was duly adopted by the shareholders of the Company at the Annual Meeting by the affirmative vote of the holders of shares entitling them to exercise at least a majority of the voting power of the Company entitled to vote thereon in accordance with Article SIXTH of the Amended Articles of the Company.

IN WITNESS WHEREOF, the undersigned President and Secretary of Rurban Financial Corp., acting for and on behalf of said corporation, have hereunto set their hands this 26th day of April, 1993.

[signature]
Richard C. Burrows, President

[signature]
David E. Manz, Secretary

040293/etf/r/56074225

Annex 1

RESOLVED, that the Amended Articles of Rurban Financial Corp. be, and the same hereby are, amended by deleting present Article **FOURTH** in its entirety and by substituting in its place new Article **FOURTH** in the following form:

ARTICLE FOURTH
OF
THE AMENDED ARTICLES
OF
RURBAN FINANCIAL CORP.

FOURTH: The total authorized number of shares of the corporation shall be 5,000,000, all of which shall be common shares, each without par value.

H0038-...9

PLEASE RETURN THE ATTACHED DOCUMENTS TO:

[illegible]

(Name of Firm or Company)

[illegible]

(Attention)

[illegible]

(Street Address)

Columbus Ohio 43215

(City, State and Zip Code)

( ) 464-5607 (Telephone Number)

CORRESPONDENCE

RECEIVED